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PROXY

                              FCB FINANCIAL CORP.
                            420 SOUTH KOELLER STREET
                            OSHKOSH, WISCONSIN 54902



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


By signing below and returning this proxy, you will appoint James J. Rothenbach, Donald D. Parker and Phillip J. Schoofs, and each of them individually (to act jointly or if only one acts then by that one), as proxies with the power to appoint their substitutes, and you will authorize them to represent and to vote as you have designated on the reverse side of this proxy all of the shares of Common Stock of FCB Financial Corp. that you held of record on April 21, 1999, at the special meeting of shareholders to be held on June 7, 1999, or any adjournment or postponement thereof.


                          (CONTINUED ON REVERSE SIDE)


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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If   Please mark
no direction is made, this proxy will be voted "FOR" the Agreement and Plan of Merger.                             your votes as
                                                                                                                   indicated in  [x]
                                                                                                                   this example




1. APPROVAL OF AGREEMENT AND PLAN OF MERGER                 [ ]FOR        [ ]AGAINST      [ ]ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.




                                                                      I PLAN TO ATTEND THE MEETING.    [ ]
                                         -----------------
                                                         |  Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                            DATED:____________________________________________, 1999

                                                            ________________________________________________________________________
                                                                Signature

                                                            ________________________________________________________________________
                                                                Signature (if held jointly)



                                                                            PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                                                                                PROMPTLY USING THE ENCLOSED ENVELOPE


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                              FCB FINANCIAL CORP.
                        SPECIAL MEETING OF SHAREHOLDERS
                              MONDAY, JUNE 7, 1999
                                9:00 A.M. - C.T.
                                     AT THE
                                   RAMADA INN
                            500 SOUTH KOELLER STREET
                            OSHKOSH, WISCONSIN 54902